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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           Argonaut Technologies, Inc.
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             (Exact name of Registrant as specified in its charter)



                 Delaware                              94-3216714
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  (State of incorporation or organization) (I.R.S. Employer Identification No.)



                          887 Industrial Road, Suite G
                          San Carlos, California 94070
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               (Address of principal executive offices) (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-35782                           (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of Class)

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Item 1. Description of Registrant's Securities to be Registered

     The class of securities to be registered hereunder is Common Stock, $.0001 par value per share, of Argonaut Technologies, Inc. (the "Registrant"). The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1, as amended (File No. 333-35782), originally filed with the Securities and Exchange Commission on April 27, 2000 (the "Registration Statement on Form S-1"), is incorporated herein by reference.

Item 2. Exhibits

     The Common Stock of the Registrant is to be registered on the Nasdaq National Market, on which no other securities of the registrant are registered. The following exhibits required in accordance with Part II to the instructions as to exhibits on Form 8-A have been filed with the Nasdaq National Market.

 Number                                                   Description
 ------                                                   -----------
  1.1         This Registration Statement of the Company on Form 8-A filed pursuant to Section 12(g) of the
              Act.

  1.2         Registration Statement of the Company on Form S-1 (File No. 333-35782), as amended by pre-effective Amendment No. 3 thereto.

  3.2(1)      Form of Certificate of Incorporation to be effective upon completion of this offering.

  3.4(1)      Amended and Restated Bylaws of the Registrant to be effective upon completion of this offering.

  4.1(1)      Form of Registrant's Common Stock Certificate.

 10.9(1)      Amended and Restated Stockholder Rights Agreement dated May 21, 1999.

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(1)  Incorporated herein by reference to the exhibits of the same number in the
     Registration Statement on Form S-1 (File No. 333-35782).

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  7/13/2000

                                     ARGONAUT TECHNOLOGIES, INC.


                                     /s/ DAVID P. BINKLEY
                                     ------------------------------------
                                     David P. Binkley, Ph.D.
                                     President and Chief
                                     Executive Officer


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                               Index to Exhibits

 Number                                                   Description
 ------                                                   -----------
  1.1         This Registration Statement of the Company on Form 8-A filed pursuant to Section 12(g) of the
              Act.

  1.2         Registration Statement of the Company on Form S-1 (File No. 333-35782), as amended by pre-effective Amendment No. 3 thereto.

  3.2(1)      Form of Certificate of Incorporation to be effective upon completion of this offering.

  3.4(1)      Amended and Restated Bylaws of the Registrant to be effective upon completion of this offering.

  4.1(1)      Form of Registrant's Common Stock Certificate.

 10.9(1)      Amended and Restated Stockholder Rights Agreement dated May 21, 1999.

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(1)  Incorporated herein by reference to the exhibits of the same number in the
     Registration Statement on Form S-1 (File No. 333-35782).


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